                                                                    Exhibit 4.2

                        OFFICERS' CERTIFICATE PURSUANT TO
                      SECTIONS 102 AND 301 OF THE INDENTURE

                  Pursuant to Section 301 of the Indenture, dated as of June 24, 2002 (the "Indenture"), between Vornado Realty L.P. (the "Company") and The Bank of New York, as Trustee, the undersigned, the Executive Vice President - Finance and Administration, Chief Financial Officer of Vornado Realty Trust ("Vornado") and a Senior Vice President and the Controller of Vornado, respectively, do each hereby certify on behalf of the Company that pursuant to the unanimous written consent of the Board of Trustees of Vornado, dated February 17, 1998 (the "February 1998 Consent"), and the resolutions adopted at a special meeting of the Pricing Committee of Vornado on June 19, 2002 (the "Pricing Committee Resolutions"), the Pricing Committee resolved to create a series of securities designated the "5.625% Notes due 2007" (the "Notes"), to be issued under the Indenture upon the terms set forth in the Pricing Committee Resolutions attached hereto as Annex A. The terms certified under this paragraph are part of the Indenture and are incorporated by reference in this certificate.

                  Pursuant to Section 102 of the Indenture, the undersigned certify that they have read and are familiar with the provisions of the Indenture and particularly of Article Three of the Indenture relating to the issuance of the Notes thereunder and the definitions in the Indenture relating thereto; that they are generally familiar with the affairs of the Company and its partnership acts and proceedings; that they have reviewed the February 1998 Consent and the Pricing Committee Resolutions relating to the creation and sale of the Notes, and such other documents as they deem necessary and proper to give the opinion expressed herein; that, in their opinion, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not the covenants and conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the Notes have been complied with; and they are of the opinion that all conditions precedent and covenants provided for in the Indenture relating to the authentication and delivery of $500,000,000 aggregate principal amount of the Notes have been complied with.

                  IN WITNESS WHEREOF, the undersigned have executed this certificate on this 24th day of June, 2002.



/s/ Joseph Macnow                                   /s/ Ross Morrisson
----------------------------                        ---------------------------
Joseph Macnow                                       Ross Morrison
Executive Vice President -                          Senior Vice President and
Finance and Administration,                         Controller
Chief Financial Officer

                                                                         ANNEX A



          EXCERPTS FROM THE RESOLUTIONS OF THE PRICING COMMITTEE OF THE
                    BOARD OF TRUSTEES OF VORNADO REALTY TRUST

                  (...)

                  FURTHER RESOLVED, that there is hereby approved and established a series of Debt Securities under the Indenture whose terms are as follows:

         a. The Securities of such series are known as the "5.625% Notes due 2007" of the Company (the "Notes").

         b. The aggregate principal amount of the Security of such series which may be authenticated and delivered under the Indenture is initially limited in aggregate principal amount to U.S.$500,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 or 1203 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder, PROVIDED that the Company may from time to time, without notice to or the consent of the Holders of the Securities of this series, create and issue further Securities of this series (the "Additional Securities") having the same terms and ranking equally and ratably with the Securities of this series in all respects and with the same CUSIP number as the Securities of this series, or in all respects except for the payment of interest accruing prior to the Issue Date or except for the first payment of interest following the issue date of such Additional Securities. Any Additional Securities will be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption and otherwise as the Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Trustees of Vornado, a supplement to the Indenture, or under an Officers' Certificate pursuant to the Indenture.

         c. The Notes shall be issuable in the form of one or more Global Securities registered in the name of The Depository Trust Company's nominee, and shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York. The Notes may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose.

                                                                         ANNEX A



         d. The Stated Maturity of the principal of the Notes shall be June 15, 2007.

         e. The Notes shall bear interest at the rate of 5.625% per annum from June 24, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2002, until the principal thereof is paid or made available for payment, to the Persons in whose name such Notes (or any Predecessor Notes) are registered at the close of business on the Regular Record Date (or in the case of Defaulted Interest, the Special Record Date) next preceding the Interest Payment Date. Each June 15 and December 15 shall be an Interest Payment Date for the Notes, and June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the Regular Record Date for the interest payable on such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         f. The principal of and the interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, as set forth in the form of Note attached hereto as Exhibit A; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and PROVIDED, FURTHER, that if the Note is in the form of a Global Security, payment may be made pursuant to the applicable procedures of the Depositary.

         g. The Notes shall be redeemable, in whole or in part, at the option of the Company at any time in accordance with Article Eleven of the Indenture and upon the terms and conditions set forth in the form of Note attached hereto as Exhibit A. Any election by the Company to so redeem the Notes shall be evidenced by a resolution of the Board of Trustees of Vornado or the Committee.

         h. The Company shall not be obligated to redeem or purchase any Note pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

         i. The Notes shall be denominated in U.S. dollars and payments of principal, interest and additional amounts, if any, on the Notes shall be made in U.S. dollars.

                                                                         ANNEX A



         j. The Notes shall be defeasible pursuant to Sections 1302 and 1303 of the Indenture, and those Sections shall be applicable in their entirety to the Notes. Any election of the Company to defease the Notes pursuant to Section 1302 or Section 1303 of the Indenture shall be evidenced by a resolution of the Board of Trustees.

         k. The Bank of New York is hereby appointed as a Paying Agent and the Security Registrar for the Notes. The Security Register for the Notes will be maintained by the Security Registrar in the Borough of Manhattan, The City of New York.

         l. In addition to the covenants set forth in the Indenture, there are established pursuant to Section 301(18) of the Indenture the following covenants for the benefit of the Holders of the Notes and to which the Notes shall be subject:

                  i. The Company shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the "SEC") prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 60% of Total Assets, in each case determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

                  ii. The Company shall not, and shall not permit any Subsidiary to, Incur any Secured Debt, other than Secured Debt that is also Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 55% of Total Assets determined as of the end of the period covered by that

                                                                         ANNEX A



                           Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

                  iii. The Company shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized Combined EBITDA for the most recent quarterly period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that:

                                    (a)      the additional Debt and any other
                                             Debt Incurred by the Company or its
                                             Subsidiaries from the first day of
                                             that quarter to the date of
                                             determination, which was
                                             outstanding at the date of
                                             determination, had been Incurred at
                                             the beginning of that period and
                                             continued to be outstanding
                                             throughout that period, and the
                                             application of the net proceeds of
                                             that Debt, including to refinance
                                             other Debt, had occurred at the
                                             beginning of that period;

                                    (b)      the repayment or retirement of any
                                             other Debt repaid or retired by the
                                             Company or its Subsidiaries from
                                             the first day of that quarter to
                                             the date of determination occurred
                                             at the beginning of that period,
                                             except that, in determining the
                                             amount of Debt so repaid or
                                             retired, the amount of Debt under
                                             any revolving credit facility will
                                             be computed based upon the average
                                             daily balance of that Debt during
                                             that period; and

                                    (c)     in the case of any acquisition or
                                            disposition of any asset or group of
                                            assets or the placement of any
                                            assets in service or removal of any
                                            assets from service by the Company
                                            or any of its Subsidiaries from the
                                            first day of that quarter to the
                                            date of determination, including,
                                            without limitation, by merger, or
                                            stock or asset

                                                                         ANNEX A



                                            purchase or sale, the acquisition,
                                            disposition, placement in service or
                                            removal from service had occurred as
                                            of the first day of that period,
                                            with the appropriate adjustments to
                                            Annualized Interest Expense with
                                            respect to the acquisition,
                                            disposition, placement in service or
                                            removal from service being included
                                            in that pro forma calculation.

                  iv. The Company and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries.

                           "Annualized Combined EBITDA" means, for any quarter, the product of Combined EBITDA for such period of time multiplied by four (4), PROVIDED that any non-recurring item that is an expense will be added back to net income in determining such Combined EBITDA before such multiplication and deducted once from such product, and FURTHER PROVIDED that any non-recurring item that is income will be added to such product once and will not be multiplied by four.

                           "Annualized Interest Expense" means, for any quarter, the Interest Expense for that quarter multiplied by four (4).

                           "Another Person's Share" means, in connection with the defined term "Contingent Liabilities of the Company and Subsidiaries", the proportionate portion, based on its direct and indirect ownership interest, of a Person other than the Company or any of its Subsidiaries of the applicable Unconsolidated Joint Venture.

                           "Combined EBITDA" means, for any period of time, without duplication (1) net income (loss) of the Company and its Consolidated Subsidiaries before deductions for Interest Expense, taxes, depreciation and amortization and other non-cash items deducted in arriving at net income (loss), extraordinary items, non-recurring items as determined in good faith by the Company and minority interest, and excluding gains (losses) on dispositions of depreciable real estate of the Company and its Consolidated Subsidiaries; plus (2) net income before deductions for Interest Expense, taxes, depreciation and amortization and other non-cash items deducted in arriving at net income (loss), extraordinary items,

                                                                         ANNEX A


                           non- recurring items as determined in good faith by the Company, and minority interest and excluding gains (losses) on dispositions of depreciable real estate of Unconsolidated Joint Ventures multiplied by the Company's and its Consolidated Subsidiaries' proportionate portion, based on their direct and indirect ownership interest, of such Unconsolidated Joint Ventures; minus (3) the Company's income (loss) from Unconsolidated Joint Ventures, in each case (1),
                           (2) and (3) for such period as reasonably determined by the Company in accordance with GAAP to the extent GAAP is applicable. Combined EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Combined EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Combined EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

                           "Consolidated Financial Statements" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP. For purposes of this definition, if as of any date or for any period actual consolidated financial statements of any Person have not been prepared, then this term will include the books and records of that Person ordinarily used in the preparation of such financial statements.

                           "Consolidated Subsidiaries" means, collectively, each Subsidiary of the Company that is consolidated in the Consolidated Financial Statements of the Company.

                           "Contingent Liabilities of the Company and Subsidiaries" means, as of any date, without duplication, those liabilities of the Company and any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Company as of that date; PROVIDED, HOWEVER, that

                                                                         ANNEX A



                           Contingent Liabilities of the Company and Subsidiaries shall exclude Another Person's Share of Duplicated Obligations.

                           "Debt" means, as of any date, (1) in the case of the Company, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Company;
                           (2) in the case of the Company's Consolidated Subsidiaries, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Consolidated Subsidiaries, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased; and (3) Contingent Liabilities of the Company and Subsidiaries, in each case as of that date.

                           "Duplicated Obligations" means, as of any date, collectively, all those payment guaranties in respect of indebtedness and other liabilities, secured or unsecured, of Unconsolidated Joint Ventures, including mortgage and other notes payable for which the Company or any of its Subsidiaries, on one hand, and another Person or Persons, on the other hand, are jointly and severally liable.

                           "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                           "Incur" means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and "Incurrence" and "Incurred" have the meanings correlative to the foregoing.

                           "Intercompany Debt" means, as of any date, Debt to which the only parties are Vornado Realty Trust, the Company, or any Subsidiary of either of them as of that date and which, in the case of an event of default under this Security, is subordinated in right of payment to this Security.

                           "Interest Expense" means, for any period of time, the consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Company and its Consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of: (1) the portion of any rental obligation in respect of any

                                                                         ANNEX A



                           capital lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; and (3) the interest expense and items listed in clauses (1) and (2) above applicable to each of the Unconsolidated Joint Ventures, to the extent not included above, multiplied by the Company's respective direct and indirect ownership interests in the Unconsolidated Joint Ventures, in all cases as reflected in the applicable Consolidated Financial Statements.

                           "Lien" means, without duplication, any mortgage, trust deed, deed of trust, deeds to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

                           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, governmental authority or other entity of whatever nature. For the purposes of this definition, "governmental authority" means any nation or government, any state or other political subdivision of any state, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                           "Secured Debt" means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on real property, securities or intangible assets of the Company, the Consolidated Subsidiaries of the Company or the Unconsolidated Joint Ventures.

                           "Subsidiary" means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other entity, fifty percent (50%) or more of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned, directly or indirectly, by that Person or by one or more other Subsidiaries of that Person and over which that Person or one or more other Subsidiaries of that Person exercise sole control. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has

                                                                         ANNEX A



                           voting power for the election of directors or trustees by reason of any contingency, and "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                           "Total Assets" means, with respect to any Incurrence of Debt or Secured Debt, as of any date, the sum of
                           (1) Combined EBITDA for the most recent quarterly period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, annualized (I.E., multiplied by four (4)), and capitalized at a rate of 9.0%, (2) cash, cash equivalents and marketable securities of the Company and its Consolidated Subsidiaries other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) the Company's proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such date, determined in accordance with GAAP, (4) without duplication, the cost basis of properties of the Company and its Consolidated Subsidiaries that are under construction as of the end of the quarterly period used for purposes of clause (1) above and the Company's proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Company, and (5) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination.

                           "Total Outstanding Debt" means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of the Company as of that date; (2) the aggregate principal amount of all outstanding Debt of the Company's Consolidated Subsidiaries, all as of that date; and
                           (3) the sum of the aggregate principal amount of all Unconsolidated Joint Venture Outstanding Debt of each of the Unconsolidated Joint Ventures multiplied by the Company's respective proportionate portion, based on its direct and indirect ownership interest, in such Unconsolidated Joint Venture as

                                                                         ANNEX A



                           of that date. For the purposes of this definition, "Unconsolidated Joint Venture Outstanding Debt" means, as of any date, the aggregate principal amount of all outstanding indebtedness and liabilities for borrowed money, secured or unsecured, of the applicable Unconsolidated Joint Venture, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities, all as reflected in the Consolidated Financial Statements of such Unconsolidated Joint Venture as of such date.

                           "Unconsolidated Joint Ventures" means the unconsolidated joint ventures and partially owned entities in which the Company owns a beneficial interest and which are accounted for under the equity method in the Consolidated Financial Statements of the Company. Unconsolidated Joint Ventures excludes Prime Group Realty L.P. and any other unconsolidated joint venture designated from time to time by the Board of Trustees of Vornado Realty Trust as excluded from Unconsolidated Joint Ventures for purposes of these definitions so long as neither the Company nor any of its Consolidated Subsidiaries is an obligor on any indebtedness of that unconsolidated joint venture.

                           "Unencumbered Annualized Combined EBITDA" means, for any quarter, Unencumbered Combined EBITDA for that quarter multiplied by four (4).

                           "Unencumbered Assets" means, as of any date, the sum of (1) Unencumbered Annualized Combined EBITDA for the most recent quarterly period covered by the Company's Annual Report on Form 10- K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, and capitalized at a rate of 9.0%, (2) cash, cash equivalents and marketable securities of the Company and its Consolidated Subsidiaries as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) the Company's proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (4) without duplication, the cost basis of properties of the Company and its Consolidated Subsidiaries and the Company's proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures

                                                                         ANNEX A

                           that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Company, except in each case any properties that are pledged to secure Debt, and (5) without duplication, the proceeds of any Debt, other than Intercompany Debt, Incurred from the end of the period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, or the assets to be acquired in exchange for such proceeds, except in each case any proceeds or assets that are pledged in respect of Secured Debt.

                           "Unencumbered Combined EBITDA" means, for any quarter, Combined EBITDA for the most recent quarterly period covered by the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the time of determination less any portion thereof attributable to assets serving as collateral for Secured Debt, as determined in good faith by the Company.

                           "Unsecured Debt" means, as of any date, that portion of Total Outstanding Debt as of that date that is neither Secured Debt nor Contingent Liabilities of the Company and Subsidiaries.


                           (...)